SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C.  20549

                           __________________



                                FORM 8-K

                             CURRENT REPORT




                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) September 30, 1997

                      BIOJECT MEDICAL TECHNOLOGIES INC.
              (Exact Name of Registrant as Specified in Charter)


                                 Oregon
               (State or Other Jurisdiction of Incorporation)



        0-15360                    93-1099680
(Commission File Number)     (IRS Employer Identification No.)


       7620 S.W. Bridgeport Road
            Portland, Oregon                     97224
(Address of Principal Executive Offices)       (Zip Code)

Registrant's telephone number, including area code  (503) 639-7221

(Former Name or Former Address, if Changed Since Last Report)



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Item 5.   Other Events

On September 30, 1997 the registrant executed an agreement with Elan Corporation,plc for a license of certain technology related to research, development and commercialization of a continuous glucose level monitoring system for diabetics (the "Agreement"). The ambulatory monitoring system will consist of a patch-like sensor coupled with a wrist watch-type monitoring device to measure glucose levels. Human clinical trials are presently expected to begin in early 1998.

The project will be conducted in a joint venture company that will be a subsidiary of Bioject, owned 19.9 percent by Elan. The new company will exclusively license Elan's glucose monitoring technology for an initial payment of $15 million, certain milestone payments and future royalty payments based upon the joint venture company's net revenues attributable to the license. Initially Elan will invest approximately $3 million in the subsidiary and Bioject will invest approximately $12 million. Elan has agreed to lend Bioject $12 million, the principal amount and accrued interest of which will be exchanged for convertible preferred stock of Bioject if Bioject's shareholders approve the exchange.

Elan's loan to Bioject bears interest at the rate of 9% until December 31, 1997 and 12% thereafter. The convertible preferred stock will be convertible into common stock at a conversion price of $1.50 per share. Of the preferred stock, $10 million plus accrued interest on the loan prior to exchange will accrue dividends at the rate of 9% per annum (compounded semi-annually) and $2 million will not accrue dividends. Bioject has the right to redeem one-third of the preferred stock annually after three years by paying the liquidation preference plus accrued dividends, if the market price of the common stock reaches and remains at $2.25 per share or greater during the 30-day period prior to the redemption date. At the end of seven years the original liquidation preference and accrued dividends of any preferred stock not previously converted or redeemed will convert automatically to common stock at a conversion price equal to the lesser of $1.50 per share or 80% of the then market price.

Elan has agreed to fund research and development efforts in an amount of up to $2.5 million prior to the earlier of human trials or April 1, 1998. Thereafter the responsibility for funding the project shifts to the joint venture company. Bioject and Elan have committed to fund approximately $4 million and approximately $1 million of these costs, respectively. Subject to certain conditions,including approval by Bioject shareholders, Bioject has the right to require Elan to fund Bioject's commitment by purchasing Bioject's convertible preferred stock. Additional funding will be the responsibility of the joint venture company.

Elan has also agreed to invest $3 million in Bioject in exchange for 2.7 million shares of Bioject's common stock and a five-year warrant to purchase an additional 1.75 million shares of common stock at $2.50 per share.

Bioject has agreed that it will use its best efforts to cause a nominee of Elan to be elected to its Board of Directors for as long as Elan owns at least a 10 percent equity position in Bioject. Bioject anticipates that its Board of Directors will add Michael Sember, Elan's vice president of planning, investment and development, as a director upon closing of the transactions contemplated by the agreement. Elan has agreed that it will not purchase shares of Bioject from third parties or attempt to influence management or control of Bioject or change the composition of Bioject's Board of Directors for a period of three years.

The Agreement provides for the joint venture company to have an exclusive license with respect to the technology in North America, which becomes a world-wide license if Bioject's shareholders approve the conversion of Elan's loan to convertible preferred stock of Bioject as described above. Under the Agreement, Elan will be entitled to receive substantial payments from the joint venture company as certain milestones are met and to receive royalties on products sold.

Also, Elan has agreed to fund $500,000 of development expenses for the development of pre-filled medication applications for Bioject's needle-free injection technology.

The Agreement executed between Bioject and Elan is a binding agreement, but closing is subject to a number of conditions, including the preparation and execution by the parties of further definitive agreements and documents. Either party may terminate the agreement if such further definitive agreements and documents are not executed or closing of the transactions contemplated thereby does not occur by October 15,1997.

Bioject has undertaken to call a special meeting of shareholders to consider issuance of the convertible preferred stock as soon as practicable, but in any event on or prior to February 1, 1998.

The Agreement dated September 30, 1997 is filed as an exhibit to this report on Form 8-K.

Certain statements in this report, including statements concerning the formation of a new subsidiary of Bioject and the development, testing, marketing and product characteristics of glucose monitoring and pre-filled needle-free injection products intended to be developed, and other statements that are not statements of historical fact, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. There are a number of factors which could cause actual events to differ materially from those projected in the forward-looking statements, including uncertainties as to the timely satisfaction of conditions to closing of the agreement, the parties' ability to develop the products presently contemplated, the possibility of delays, the availability of adequate additional financing, the ownership and protection of proprietary technology, the possibilities that competing technology could be developed by others and other risks and uncertainties described in Bioject's report on Form 10-K for the year ended March 31, 1997 and other reports filed with the Securities and Exchange Commission.

Item 7.  Exhibits

10.39 Agreement between Elan Corporation, plc, Elan International Services, Ltd. and Bioject Medical Technologies Inc. dated September 30, 1997. Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to an Application for Confidential Treatment filed with the Commission under Rule 24b-2(b) under the Securities Exchange Act of 1934, as amended.

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                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               BIOJECT MEDICAL TECHNOLOGIES INC.


Date: October 3, 1997    By  /s/ Peggy J. Miller
                                 Peggy J. Miller
                                 Vice President, Chief Financial Officer
                                 and Secretary


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Exhibit Index

Exhibit
Number      Exhibit                                           Page

10.39       Agreement between Elan Corporation, plc, Elan
            International Services,Ltd. and Bioject Medical
            Technologies, Inc. dated September 30, 1997.
            Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to an Application for Confidential
            Treatment filed with the Commission under Rule
            24b-2(b) under the Securities Exchange Act of
            1934, as amended.